Exhibit 99.1

Quantum Computing Inc. Appoints William J. McGann, Ph.D., to its Board of Directors

Brings Extensive Track Record of Successfully Commercializing Innovative Technology

LEESBURG, Va., September 23, 2021 — Quantum Computing Inc. (the “company” or “QCI”) (Nasdaq: QUBT), a leader in bridging the power of classical and quantum computing, has appointed renowned business and technology leader William J. McGann, Ph.D., to serve on the company’s board of directors.

McGann brings over 30 years of executive leadership, technology, and science experience, strengthened by an underlying passion for turning emerging technology into practical solutions for solving some of the world’s greatest challenges. Throughout his career, he has contributed to the advancement of research and technology development and has authored over 70 research proposals for the U.S. government, dozens of scientific publications, and 26 patents in the areas of nuclear, chemical and biological detection technologies.

“I am pleased and genuinely excited to be given the opportunity to sit on the Board of Directors at Quantum Computing, Inc.” said McGann. “The development and application of quantum-based models and methodologies to solve the world’s most complex, classical problems provides a tremendous opportunity for the talented, focused and energized team at QCI. I am looking forward to supporting the business in its critical mission to provide powerful and quantum-ready software business solutions to the world.”

Since 2019, McGann has served as the Chief Technology Officer for the Security, Detection and Automation business at Leidos Corp., a civil, defense, health, and intelligence innovator. In this role, he is focused on the creation of innovative customer solutions driven by a strong portfolio of physics, chemistry and software-based products. He is responsible for leading innovation and technology development across the aviation and ports and borders market segments, as well as driving an externally focused business strategy with global markets.

In addition to his business responsibilities at Leidos, McGann also serves the company as a Technology Fellow. In this role, his passions align with the company’s mission, which is centered on delivering leading edge technology capabilities and solutions.

“With quantum computing poised to revolutionize a number of industries, the QCI team is incredibly fortunate to have someone of Bill’s caliber on the board of directors,” said Robert Liscouski, chairman, president, and CEO of QCI. “We are eager to leverage his tremendous track record to guide us in applying the power of quantum computing to deliver practical solutions to critical business problems.”

215 Depot Court, Suite 215

Leesburg, VA 20175

“Bill and I have worked together in the past, and frankly, he is a guy that knows how to get things done,” Liscouski added.

Over the course of his professional career, McGann has held numerous business and technology leadership positions, including founder of the first explosives trace detection company, Ion Track Instruments; CTO for GE Security; VP of engineering for United Technologies Fire and Security business; CEO and board member of Implant Sciences Corp.; and CTO at L3Harris Technologies, Security and Detection Systems Division.

McGann received his Ph.D. in Chemical Physics from University of Connecticut and holds undergraduate degrees in both Chemistry and Biology.

About Quantum Computing Inc.

Quantum Computing Inc. (QCI) (Nasdaq: QUBT) is focused on accelerating the value of quantum computing for real-world business solutions. The company’s flagship product, Qatalyst, is the first software to bridge the power of classical and quantum computing, hiding complexity and empowering SMEs to solve complex computational problems today. QCI’s expert team in finance, computing, security, mathematics and physics has over a century of experience with complex technologies; from leading edge supercomputing innovations, to massively parallel programming, to the security that protects nations. Connect with QCI on LinkedIn and @QciQuantum on Twitter. For more information about QCI, visit www.quantumcomputinginc.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of Quantum Computing (“Company”), and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

The Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this press release that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC.

Qatalyst™ is the trademark of Quantum Computing Inc. All other trademarks are the property of their respective owners.

215 Depot Court, Suite 215

Leesburg, VA 20175

Company Contact:

Robert Liscouski, CEO

Quantum Computing, Inc.

+1 (703) 436-2161

Email Contact

Investor Relations Contact:

Ron Both or Grant Stude

CMA Investor Relations

+1 (949) 432-7566

Email Contact

Media Relations Contact:

Bob Geller

Fusion Public Relations

+1 (917) 816-0562

qci@fusionpr.com

215 Depot Court, Suite 215

Leesburg, VA 20175

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